EXHIBIT 1.1

                                                              K&S DRAFT: 7/23/97

                              CHS ELECTRONICS, INC.

                                12,000,000 SHARES
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                          , 1997

RAYMOND JAMES & ASSOCIATES, INC.
MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
CLEARY GULL REILAND & McDEVITT INC.
as Representatives of the several
U.S. Underwriters listed on Schedule I

c/o Raymond James & Associates, Inc.,
880 Carillon Parkway
St. Petersburg, Florida 33716

Dear Sirs:

    Subject to the terms and conditions stated herein, CHS ELECTRONICS, INC., a Florida corporation (the "Company") proposes to issue and sell (the "U.S. Offering") to the several underwriters named in SCHEDULE I (the "U.S. Underwriters") an aggregate of 9,000,000 shares (the "U.S. Firm Shares") of the Company's authorized common stock, par value $.001 per share ("Common Stock").

    It is understood that the Company is concurrently entering into a Subscription Agreement, dated the date hereof (the "Subscription Agreement"), with Raymond James & Associates, Inc. and the other managers named therein (the "International Managers") relating to the concurrent offering and sale of 3,000,000 shares of Common Stock (the "International Firm Shares") outside the United States and Canada (the "International Offering", and together with the U.S. Offering, the "Offering").

    In addition, the Company proposes to issue and sell (i) to the U.S. Underwriters, at the option of the U.S. Underwriters and subject to the terms and conditions stated herein, up to an aggregate of 1,350,000 additional shares of Common Stock (the "U.S. Optional Shares") and (ii) to the International Managers, at the option of the International Managers and subject to the terms and conditions stated in the Subscription Agreement, up to an aggregate of 450,000 additional shares of Common Stock (the "International Optional Shares").


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    The U.S. Firm Shares and the U.S. Optional Shares are hereinafter called the
"U.S. Shares"; the International Firm Shares and the International Optional Shares are hereinafter called the "International Shares"; the U.S. Firm Shares and the International Firm Shares are hereinafter called the "Firm Shares"; the U.S. Optional Shares and the International Optional Shares are hereinafter called the "Optional Shares"; and the Firm Shares and the Optional Shares are hereinafter called the "Shares".

    To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement Between U.S. Underwriters and International Managers which permits them, among other things, to sell the Shares to each other for purposes of resale.

    1. REPRESENTATIONS AND WARRANTIES

         (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, each of the U.S. Underwriters that:

              (i) A registration statement on Form S-3 (File No. 333-29779) with respect to the Shares, including prospectuses subject to completion relating to the U.S. Shares and the International Shares, respectively, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, prospectuses relating to the U.S. Shares and the International Shares in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the U.S. Underwriters, or (B) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including forms of prospectuses relating to the U.S. Shares and the International Shares, a copy of which amendment has been provided to and approved by the U.S. Underwriters prior to the execution of this Agreement. In the case of
         (A) above, all of the Shares have been duly registered under the Act. In the case of (B) above, all of the Shares will be duly registered under the Act. As used in this Agreement, the term "Registration Statement" means such registration statement, including all information incorporated by reference therein, as amended at the time when it was or is declared effective, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, including all financial statement schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectuses (as hereinafter defined); the term "U.S. Preliminary Prospectus"

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         means such prospectus relating to the U.S. Shares subject to completion, including all information incorporated by reference therein, included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement); the term "International Preliminary Prospectus" means such prospectus relating to the International Shares subject to completion, including all information incorporated by reference therein, included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement) (such prospectus included by filing the U.S. Preliminary Prospectus, to which the International Prospectus is identical except for those pages following the U.S. Preliminary Prospectus separately captioned "Alternate Page for International Prospectus"); the term "U.S. Prospectus" means the prospectus relating to the U.S. Shares, including all information incorporated by reference therein, first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus relating to the U.S. Shares included in the Registration Statement; and the term "International Prospectus" means the prospectus relating to the International Shares, including all information incorporated by reference therein, first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus relating to the International Shares included in the Registration Statement. The term "Preliminary Prospectuses" means the U.S. Preliminary Prospectus and the International Preliminary Prospectus. The term "Prospectuses" means the U.S. Prospectus and the International Prospectus.

              (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any state or other jurisdiction.

              (iii) When any Preliminary Prospectus was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (C) contained or will contain all statements required to be stated therein in accordance with and complied or will comply in all material respects with the requirements of, the

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         Act and the rules and regulations of the Commission thereunder, and (D)
         did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When any Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if a Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to a Prospectus was or is declared effective) and at each Time of Delivery, such Prospectus, as amended or supplemented at any such time, (E) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (F) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Items B, D and F of this paragraph (iii) do not apply to statements or omissions made in any Preliminary
         Prospectus, the Registration Statement or any amendment thereto or any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any of the U.S. Underwriters or International Managers specifically for use therein, it being understood that the only such information is that listed in the second parenthetical statement in Section 8(b) hereof.

              (iv) The descriptions in the Registration Statement and the Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectuses that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

              (v) The Company and each of its subsidiaries has been duly incorporated or organized, as the case may be, is validly existing as a corporation or other legal entity, is in good standing under the laws of its jurisdiction of incorporation or organization (with respect to subsidiaries, only to the extent that such concepts are recognized in each such subsidiary's jurisdiction of organization) and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. The Company and each of its subsidiaries is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (with respect to subsidiaries, only to

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         the extent that such concepts are recognized in such jurisdictions), except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company (a "Material Adverse Effect").

              (vi) The Company's authorized, issued and outstanding capital stock is as set forth in the Prospectuses under the caption "Capitalization." All of the issued shares of capital stock of the Company and each of its subsidiaries which is a corporation and all of the Company's ownership interests of every subsidiary which is not a corporation have been duly authorized and validly issued, are fully paid for and are not subject to any claim for payment by the issuing corporation or other such entity. The Common Stock conforms to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company and each of its subsidiaries which is a corporation has been issued or is owned or held in violation of any preemptive rights of shareholders and no person or entity has any preemptive or other rights to subscribe for any of the Shares.

              (vii) The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other entity or association other than those listed on the inside front cover of the Prospectuses. The Company owns 100% of the issued and outstanding capital stock of each of its subsidiaries listed on the inside front cover of the Prospectuses, free from liens, encumbrances and defects, except for the subsidiaries (A) organized under the laws of England, Hungary and Uruguay, as to each of which it owns 99.2%, 51% and 50%, respectively, of the issued and outstanding capital stock or other type of ownership interest, as the case may be, and (B) organized under the laws of Belgium, France and Portugal as to each of which it owns approximately 99.997% of the issued and outstanding capital stock or other type of ownership interest, as the case may be.

              (viii) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

              (ix) Since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

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              (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock, or any material increase or decrease in the long-term debt or short-term debt of the Company, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company, in each case other than as disclosed in or contemplated by the Prospectus.

              (xi) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectuses and the certificates evidencing the Shares will comply with all applicable requirements of Florida law.

              (xii) No person or entity has any right, not effectively satisfied or waived, to require the Company to include any securities with the Shares registered pursuant to the Registration Statement. No person or entity has any right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person. Except as described in the Prospectus, no person or entity has any right to require the Company to include such securities with securities to be registered pursuant to any other registration statement filed by the Company under the Act.

              (xiii)All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws, and the Company has taken all actions reasonably necessary for it to assure that such exemptions from registration would continue to be operative during all applicable periods of time required by law.

              (xiv) The Company and each of its subsidiaries is not, nor with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or other organizational document or Bylaws or other self-regulatory rules or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, which default would have a Material Adverse Effect.

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              (xv)   The issue and sale of the Shares and the performance by the
         Company of all obligations under this Agreement and the Subscription Agreement and the consummation of the transactions herein and therein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which their respective properties or assets are subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties or assets.

              (xvi) The Company and each of its subsidiaries has good title to all personal property owned by it free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectuses or such as do not materially and adversely affect the value of such property and do not interfere with the use or proposed to be made of such property by the Company and its subsidiaries; and any real property or buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectuses or are not material and do not interfere with the use made or proposed to be made of such property and buildings. The Company and its subsidiaries do not own any real property, except as described in the Prospectus.

              (xvii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares of the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the U.S. Underwriters and the International Managers.

              (xviii) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor) in which the Company or any subsidiary is a party or of which any of their properties or assets is the subject which, if determined adversely to the Company or such subsidiary, would individually or in the aggregate with all other such arbitrations, claims, proceedings or investigations, have a Material Adverse Effect or which are otherwise material in the context of the Offering. The Company and its subsidiaries are not in violation of, or

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         in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectuses and except for such violations and defaults as do not and will not individually or in the aggregate have a Material Adverse Effect, and the Company is not required to take any action in order to avoid any such violation or default.

              (xix) Grant Thornton, LLP, which has audited the financial statements of the Company for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996, and Moore Stephens, P.C. and Deloitte & Touche, which have audited the financial statements of certain subsidiaries of the Company are, and were at all times during the periods covered by their reports included or incorporated by reference in the Registration Statement and the Prospectuses, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

              (xx) The financial statements and schedules (including the related notes) of the Company included or incorporated by reference in the Registration Statement, any Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles in the United States consistently applied (or, if not consistently applied, as applied on the basis stated in such financial statements and schedules of the related notes thereto) throughout the periods involved and fairly present the financial position and results of operations of the Company, at the dates and for the periods presented. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses fairly present, on the basis stated in the Prospectus, the information included therein. The assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and any Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

              (xxi) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

              (xxii) None of the Company or any of its subsidiaries, or to the knowledge of the Company any of its officers, directors or Affiliates, as the term is defined under the Act and the Rules and Regulations of the Commission promulgated thereunder (the "Rules and Regulations") has
         (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation

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         for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

              (xxiii) The Company has obtained for the benefit of the Company and the U.S. Underwriters and International Mangers from each of its directors, officers and certain other shareholders of the Company a written agreement (a "Lockup Letter") that for 90 days from the date of the Prospectuses, such persons or entities will not, without the prior written consent of Raymond James & Associates, Inc., pledge, sell, contract to sell, grant any option for sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, share of Common Stock.

              (xxiv) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any other director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment kickback or other payment unlawful under the laws of the United States or any foreign jurisdiction.

              (xxv) The Company and each of its subsidiaries are in compliance with all material respects with foreign, federal, state, and local laws, treaties, ordinances, rules, and regulations and Executive Orders (collectively, "Laws"). The Company and each of its subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws, and have not received notice of proceedings relating to the revocation or modification of any such license, permit or authorization, except where the failure to have such license, permit or authorization would not (individually or in the aggregate with respect to all such failures) have a Material Adverse Effect. The Company and each of its subsidiaries are in compliance in all material respects with all terms and conditions of such licenses, permits and authorizations. Neither the Company nor any of its subsidiaries has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material constituents, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law; and there is no pending or, to the knowledge of the Company and each of its subsidiaries, threatened claim, litigation or any administrative agency proceeding, nor has the Company or any

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         of its subsidiaries received any written or oral notice from any governmental entity or third party, that without limiting the generality of the foregoing; (A) alleges a violation of any Laws by the Company or any of its subsidiaries; (B) alleges that the Company or any of its subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9602 ET SEQ. or any state superfund law; (C) alleges possible contamination of the environment by the Company or any of its subsidiaries; or (D) alleges any violation of any export control Laws or Executive Orders issued pursuant to such Laws by the Company or any of its subsidiaries.

              (xxvi) The Company owns or has the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intellectual Property Rights") necessary to conduct its business as presently conducted and as described in the Prospectuses, and as the Prospectuses indicate the Company proposes to conduct its business, except where the failure to own or have such rights would not have a Material Adverse Effect; and to the knowledge of the Company, the Company has not infringed and is not infringing, and the Company has not received notice of infringement with respect to, asserted Intellectual Property Rights of others and there is no infringement by others of Intellectual Property Rights of the Company, in either case which might result in a Material Adverse Effect.

              (xxvii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company deems prudent and in the best interests of the Company and its shareholders; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

                (xxvii)The Company and each of its subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company is permitted only in accordance with management's authorization, and
         (D) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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              (xxix)  The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed by it and has paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no deficiency with respect to any such return has been assessed or, to the knowledge of the Company, proposed which might result in a Material Adverse Effect.

              (xxx) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

              (xxxi) The Company and each of its affiliates, as that term is defined in Section 517.021(l), Florida Statutes, has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba and certain other persons and entities.

              (xxxii) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply with all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

              (xxxii) The Shares have been duly included for trading, subject to notice of issuance, on the Nasdaq National Market.

              (xxxiv) Except where such failures to comply or violations would not in the aggregate have a Material Adverse Effect on the Company, (i) the Company has complied with the Immigration Reform and Control Act of 1986 and all Regulations promulgated thereunder ("IRCA") with respect to the completion and maintenance of Forms I-9, Employment Eligibility Verification Forms, for all of its current employees and reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization; (ii) with respect to all former employees who left the Company's employment within three years prior to the date hereof, the Company has complied with IRCA with respect to the maintenance of Forms I-9 for at least three years or for one year beyond the date of termination, whichever is later; (iii) the Company has had no immigration violations and has employed only individuals authorized to work in the United States and has never been the subject of any inspection or investigation relating to its compliance with or violation of IRCA; and (iv) it has not been warned, fined or otherwise penalized by reason of any failure to comply with IRCA, and no such proceeding is pending or threatened.

              (xxxv) Except as disclosed in the Prospectuses, there are no contracts, agreements or understanding between the Company and any person that would give rise to a valid claim against the Company or any U.S. Underwriter or International Manager for a brokerage commission, finders' fee or other like payment in connection with the Offering.

              (xxxvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

     2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the U.S. Underwriters, and each of the U.S. Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the number of the Firm Shares set forth opposite the name of each U.S. Underwriter on SCHEDULE I.

         The Company hereby grants to the U.S. Underwriters the right to purchase at their election in whole or in part up to an aggregate of 1,350,000 U.S. Optional Shares at the purchase price per share set forth in the paragraph above for the sole purpose of covering over-allotments in the sale of U.S. Firm Shares. Any such election to purchase Optional Shares may be exercised by a written notice or notices delivered from time to time by Raymond James & Associates, Inc. to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered. The U.S. Optional Shares to be purchased by the U.S. Underwriters on any such date shall be in the same proportion to all the Optional Shares to be purchased by the U.S. Underwriters and the International Managers on such date as the U.S. Firm Shares bear to all the Firm Shares. Such U.S. Optional Shares shall be purchased for the account of each U.S. Underwriter in the same proportion as the number of U.S. Firm Shares set forth opposite such U.S. Underwriter's name bears to the total number of U.S. Firm Shares (with the resulting number to be adjusted by Raymond James & Associates, Inc. so as to eliminate fractional shares). No Optional Shares shall be sold or delivered unless the U.S. Firm Shares and the International Firm Shares previously have been, or simultaneously are, sold and delivered.

     3. OFFERING BY THE U.S. UNDERWRITERS. Upon the authorization by the U.S. Underwriters of the release of the Shares, the several U.S. Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the U.S. Prospectus.

     4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the U.S. Shares to be purchased by each U.S. Underwriter hereunder, and in such denominations and registered in such names as Raymond James & Associates, Inc. may request upon at least 48 hours prior notice to the

Company, shall be delivered by or on behalf of the Company to the U.S. Underwriters for the account of such U.S. Underwriters, against payment by such U.S. Underwriter on its behalf as provided herein. Payment shall be made to the Company in Federal (same day) funds by wire transfer to an account at a bank acceptable to Raymond James & Associates, Inc. The closing of the sale and purchase of the U.S. Shares shall be held at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 (the "Representatives' Office"), or at such location in Miami, Florida as Raymond James & Associates, Inc. may designate, except that any physical delivery of certificates for the Shares shall be made at the direction of the U.S. Underwriters either at the Representatives' Office or at the office of Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117 (the "Interwest Office"), or shall be made to The Depository Trust Company ("DTC"), 55 Water Street, New York, New York 10041, for the account of the U.S. Underwriters or for such other accounts as the U.S. Underwriters shall specify to DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Eastern time, on _______________, 1997 or at such other time and date as of the U.S. Underwriters and the Company may agree upon in writing, and, with respect to the U.S. Optional Shares, 10:00 a.m, Eastern time, on the date specified by the U.S. Underwriters in the written notice given by Raymond James & Associates, Inc. of the U.S. Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as the U.S. Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," and such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make certificates for the Shares available for checking and packaging at least 24 hours prior to each Time of Delivery at the Interwest Office or the office of DTC in New York, New York or at such other location in New York, New York specified by the U.S. Underwriters in writing at least 48 hours prior to such Time of Delivery.

              For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Time of Delivery (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all of the Shares sold pursuant to the Offering.

     5. COVENANTS. The Company covenants and agrees with each of the U.S. Underwriters that:

              (i) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Raymond James & Associates, Inc., subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the date on which the Registration Statement is declared effective. The Company will advise the U.S. Underwriters promptly of any such filing pursuant to Rule 424(b).

              (ii) The Company will not file with the Commission the Prospectuses or the amendment referred to in the second sentence of
         Section 1(a)(i) hereof, any amendment or supplement to the Prospectuses or any amendment to the Registration Statement unless the U.S. Underwriters have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof, such consent not be unreasonably delayed or withheld. The Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the reasonable request of the U.S. Underwriters or counsel for the U.S. Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectuses that may be necessary or advisable in connection with the distribution of the Shares by the several U.S. Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectuses with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the U.S. Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectuses or any amendment or supplement thereto has been filed and will provide evidence to the U.S. Underwriters of each such filing or effectiveness.

              (iii) The Company will advise the U.S. Underwriters promptly after receiving notice or obtaining knowledge of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any amendment or supplement thereto, (B) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (C) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing a Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

              (iv) If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectuses and if at such time any events have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectuses to comply with the Act or the rules and regulations thereunder, the Company will promptly notify the U.S. Underwriters and upon their request (but at the Company's expense) prepare and file with the Commission amendments or supplements to the Prospectuses that correct such statement or omission or effects such compliance and will furnish without charge to each U.S. Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectuses as the U.S. Underwriters may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectuses, upon request of the U.S. Underwriters but at the expense of the U.S. Underwriters, the Company will prepare and deliver to the U.S. Underwriters as many copies as the U.S. Underwriters may request of amended or supplemented Prospectuses complying with Section 10(a)(3) of the Act. Neither the U.S. Underwriters' consent to, nor the U.S. Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

              (v) The Company promptly from time to time will take such action as the U.S. Underwriters may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the U.S. Underwriters may request and will continue such qualification in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

              (vi) The Company will promptly provide each Representative, without charge, (A) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, (B) for each other U.S. Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits, and (C) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectuses or any amendment or supplement thereto as the U.S. Underwriters may reasonably request.

              (vii) As soon as practicable, but in any event not later than the last day of the fifteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement of the Company covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) conforming with
         Section 11(a) of the Act and Rule 158 thereunder.

              (viii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectuses, the Company will not, without the prior written consent of Raymond James & Associates, Inc., offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except (a) as provided in Sections 2 and 11 hereof and except for the issuance of Common Stock upon the exercise of stock options or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants were issued pursuant to plans or agreements which are disclosed in the Prospectuses, (b) the grant of options to employees or directors under existing stock option plans, (c) shares of Common Stock, securities convertible into, exercisable or exchangeable for, or any other rights to receive shares of Common Stock issued as full or partial consideration for the acquisition of interests in business entities in connection with the expansion of the Company's business, or (d) as otherwise disclosed or contemplated by the Prospectus. Holders of shares issued pursuant to item (c) of this subsection shall not be granted the right to require registration of such shares and shall not be permitted to sell such shares prior to the expiration of such 90-day period.

              (ix) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the U.S. Underwriters, without charge, (A) copies of all reports or other communications (financial or other) furnished to shareholders generally, (B) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the National Association of Securities Dealers, Inc. or any national securities exchange or quotation service upon which trading in shares of the Common Stock is listed or reported, and (C) such additional information concerning the business and financial condition of the Company as the U.S. Underwriters may reasonably request subject to appropriate confidentiality provisions with respect to material non-public information.

              (x) The Company will not (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company

              (xi) The Company will apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectuses.

              (xii) The Company will cause the Shares to be duly included for trading on the Nasdaq National Market at each Time of Delivery and maintain such status on the Nasdaq National Market or be listed on a national securities exchange, on a continuous basis for at least three years from the date hereof.

              (xiii) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (A) the date 25 days after such effective date (or if the U.S. Underwriter's option granted pursuant to Section 2 hereof has not been exercised by such date, then 30 days after such effective date) or (B) the date that is the earlier of (1) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q after such effective date and (2) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of Raymond James & Associates, Inc. the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from Raymond James & Associates, Inc. advising the Company to the effect set forth above, forthwith prepare, consult with the U.S. Underwriters concerning the substance of, and consult with Company counsel to determine whether or not is advisable, under the circumstances, to disseminate a press release or other public statement, reasonably satisfactory to the U.S. Underwriters, responding to or commenting on such rumor, publication or event.

     6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus or Prospectus and any amendments and supplements thereto, and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents and this Agreement to the U.S. Underwriters; (iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; (iv) the preparation, issuance and delivery to the U.S. Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters relating thereto; (vi) any listing of the Shares on the Nasdaq National Market and (vii) any expense for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the U.S. Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

     7. CONDITIONS OF THE U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

         (a) If the Registration Statement as amended to date has not become effective prior to the execution of this Agreement, such Registration Statement shall have been declared effective not later than 11:00 a.m., Eastern time, on the date of this Agreement or such later date and/or time as shall have been consented to by Raymond James & Associates, Inc. in writing. If required, the Prospectuses and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the U.S. Underwriters, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the U.S. Underwriters.

         (b) King & Spalding, counsel for the U.S. Underwriters, shall have furnished to the U.S. Underwriters such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectuses, and other related matters as the U.S. Underwriters may reasonably request which opinion the U.S. Underwriters shall use their best efforts to cause said firm to furnish, and the Company shall have furnished to such counsel such documents as such counsel or the U.S. Underwriters request prior to such Time of Delivery for the purpose of enabling them to pass upon such matters.

         (c) The U.S. Underwriters shall have received an opinion, dated at each Time of Delivery, of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to Company, to the effect that:

              (i) The Company and each of its subsidiaries has been duly organized, is validly existing under the laws of its jurisdiction of organization (with respect to subsidiaries, only to the extent that such concepts are recognized in each such subsidiary's jurisdiction or organization) and has the power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectuses and the Company has the power and authority to enter into this Agreement and perform its obligations hereunder. The Company and each of its subsidiaries is duly qualified to transact business under the laws of each jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (with respect to subsidiaries, only to the extent that such concepts are recognized in each such jurisdictions), except where the failure to so qualify would not have a Material Adverse Effect.

              (ii) The Company's authorized, issued and outstanding capital stock is set forth in the Prospectus. All of the issued shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectuses. None of the issued shares of capital stock of the Company has any statutory preemptive or, to the knowledge of such counsel, other rights to subscribe for any of the Shares. All of the ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid for and are not subject to any claim for payment by such subsidiary. The Significant Subsidiaries are CHS-Germany, CHS Netherlands, CHS U.K., CHS France and CHS Promark.

              (iii) The Company has no subsidiaries other than those listed on the iniside front cover of the Prospectuses and, to the knowledge of such counsel, does not have any ownership interest in any partnership, joint venture or other entity or association. The Company owns 100% of the issued and outstanding capital stock of each of its subsidiaries listed on the inside front cover of the Prospectuses, except for the subsidiaries (A) organized under the laws of England, Hungary and Uruguay, as to each of which it owns 99.2%, 51% and 50% respectively, of the issued and outstanding capital stock or other type of ownership interest, as the case may be, and (B) organized under the laws of Belgium, France and Portugal as to each of which it owns approximately 99.997% of the issued and outstanding capital stock or other type of ownership interest, as the case may be.

              (iv) Except as disclosed in the Prospectus, to the knowledge of such counsel there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company and such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

              (v) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus, and the certificates evidencing the Shares will comply with all applicable requirements of Florida law.

              (vi) No person or entity has any right, not effectively satisfied or waived, to require the Company to include any securities with the Shares registered pursuant to the Registration Statement. No person or entity has any right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person. Except as described in the Prospectuses, no person or entity has any right to require the Company to include such securities with securities to be registered pursuant to any other registration statement filed by the Company under the Act.

              (vii) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or qualified or were the subject of an available exemption from the registration or qualification requirements of the applicable state securities or blue sky laws (or are not required to be so registered or qualified because such requirement to register or qualify is barred by an applicable statute of limitations with respect to any failure to so register or qualify).

              (viii) The Company is not, nor with the giving of notice or passage of time or both, will it be in violation of its Articles of Incorporation or Bylaws or in default under any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or to which any of its properties or assets is subject.

              (ix) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms of provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is party or to which any of their properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any statute, rule or regulation or, to the extent known to such counsel, any order, judgment or decree of any court or governmental agency or body known having jurisdiction over the Company or any of its properties or assets.

              (x) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the U.S. Underwriters.

              (xi) To such counsel's knowledge, and other than as disclosed in or contemplated by the Prospectuses, (A) there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect; and (B) neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any foreign or domestic statute, rule, regulation, order, judgment or decree, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, or any export control Laws or Executive Orders issued pursuant to those Laws nor is the Company or any of its subsidiaries required to take any action in order to avoid any such violation or default in any case where such violations or defaults would individually or in the aggregate have a Material Adverse Effect.

              (xii) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

              (xiii) The Registration Statement and the Prospectuses and each amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder. The Descriptions in the Registration Statement and the Prospectuses of statutes and legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or Prospectuses that are not described in the Registration Statement or Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required.

              (xiv) The Registration Statement is effective under the Act, any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

              (xv) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

              (xvi) Except as described in the Prospectuses, the Significant Subsidiaries are not restricted, under the laws of their respective jurisdictions of organization or by material agreements to which they are a party, from making payments or distributions to the Company, except for such restrictions that would not, individually or in the aggregate, have a Material Adverse Effect.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on warranties, representations and certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than Florida or the United States, to the extent satisfactory in form and scope to counsel for the U.S. Underwriters, upon the opinion of local counsel satisfactory to counsel for the U.S. Underwriters, provided that such counsel states that such counsel believes that the U.S. Underwriters are justified in relying upon such opinion and copies of such opinion are delivered to the U.S. Underwriters and counsel for the U.S. Underwriters.

         In addition, such counsel shall state that (i) based solely upon a letter from the Nasdaq Stock Market Inc. to the Company attached to such counsel's opinion, the Firm Shares, the outstanding shares, and the Optional Shares have been duly included for trading on the Nasdaq National Market upon issuance of the Shares and (ii) such counsel has participated in conferences with the officers and other representatives of the Company and the U.S. Underwriters and their counsel during which the contents of the Registration Statement and the Prospectuses and related matters were discussed and reviewed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, on the basis of the information that such counsel developed in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law, that nothing came to their attention that caused them to believe that (1) the Registration Statement (other than the financial statements and schedules and the other financial and statistical data presented or incorporated by reference therein, as to which such counsel need express no belief), on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that (2) the Prospectuses (other than the financial statements and schedules and the other financial and statistical data presented or incorporated by reference therein, as to which such counsel need express no belief), as amended or supplemented, on the date of filing thereof with the Commission and on the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The U.S. Underwriters shall have received from each of Grant Thornton, LLP, KMPG Cevdet Suner Denetim ve Yeminli Mali Musavirlik A.S., Moore Stephens P.C. and Deloitte & Touche, letters dated the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery in form and substance satisfactory to the U.S. Underwriters, to the effect set forth in ANNEX I hereto. In the event that the letters referred to in this Section 7(d) set forth any changes, decreases or increases in the items specified in clause (vii) of Annex I, it shall be a further condition to the obligations of the U.S. Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the U.S. Underwriters deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole business judgment of the U.S. Underwriters, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

         (e) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, the Company shall not have sustained (i) any loss or interference with its business from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectuses, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company, otherwise than as disclosed in or contemplated by the Prospectuses, the effect of which, in either such case, is the sole business judgment of the U.S. Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

         (f) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading securities generally on the New York or American Stock Exchanges, or The Nasdaq National Market or any setting of minimum prices for trading on such exchanges or Market or trading in the Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market; (ii) a moratorium on commercial banking activities in new York or Florida declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a material emergency or war or any other national or international calamity, emergency, crisis or change in political, financial or economic condition or other material event, if the effect of any such event specified in this clause (iii) in the sole business judgment of the U.S. Underwriters makes it impractical or inadvisable to proceed with the purchase, sale and delivery of the Shares to be delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof, and this Agreement.

         (g) The Company shall have furnished to the U.S. Underwriters at such Time of Delivery certificates of officers of the Company, reasonably satisfactory to the U.S. Underwriters, as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the U.S. Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 7, and as to such other matters as the U.S. Underwriters may reasonably request.

         (h) The Shares shall have been approved for trading upon notice of issuance on The Nasdaq National Market.

         (i) The Lockup Letters shall have been delivered to the U.S. Underwriters and the Company shall have noted the restrictions contained in such Lockup Letters on the books and records of the Company relating to stock transfers and on any certificates representing shares of Common Stock held by such persons.

     8. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter against any losses, claims, damages or liabilities, joint or several, to which such U.S. Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement;
(ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectuses or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each U.S. Underwriter for any legal or other expenses reasonably incurred by such U.S. Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Amendment thereto, any Preliminary Prospectus, the Prospectuses or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter expressly for use therein. The obligation of the Company to indemnify the U.S. Underwriters (and any controlling person of each U.S. Underwriter) pursuant to this Agreement is subject to the condition that, insofar as such losses, claims, damages, liabilities or expenses relate to any such untrue statement, alleged untrue statement, omission or alleged omission made in a Preliminary Prospectus that is corrected in the U.S. Prospectus, such indemnity agreement shall not inure to the benefit of any U.S. Underwriter from whom the person asserting such losses, liabilities, claims, damages or expenses purchased the Shares in the Offering, if (i) such U.S. Underwriter failed to deliver a copy of the U.S. Prospectus to such person at or prior to the time delivery of the U.S. Prospectus is required by the Act, unless such failure was due to the failure by the Company to provide copies of the U.S. Prospectus to such U.S. Underwriter; and (ii) the delivery of such U.S. Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities or expenses asserted by such person. The Company will not without the prior written consent of each U.S. Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such U.S. Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such U.S. Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

     (b) Each U.S. Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the U.S. Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter expressly for use therein (it being understood that the only such information furnished by any U.S. Underwriter is contained in (i) the last paragraph on the cover page of the U.S. Preliminary Prospectus and the U.S. Prospectus concerning the terms of the U.S. Offering, (ii) the capitalized legends concerning passive market making and stabilizing transactions on the inside front covers thereof; and (iii) the concession and reallowance figures and the information relating to the Intersyndicate Agreement in the seventh through ninth paragraphs appearing under the caption "Underwriting" therein); and will reimburse the Company and its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, for any legal or other expenses reasonably incurred by the Company and its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve if from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advice of counsel that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party, provided, further, however, that the Company shall be liable for the fees and expenses of only one separate firm of attorneys (in addition to local counsel) for all indemnified parties at any time in connection with any action, suit or proceeding or in a series of separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations and circumstances. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the U.S. Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d),
(i) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any U.S. Underwriter within the meaning of the Act; and the obligations of the U.S. Underwriters under this Section 8 shall be in addition to any liability which the respective U.S. Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      9.   DEFAULT OF U.S. UNDERWRITER.

           (a) If any U.S. Underwriter defaults in its obligation to purchase Shares which is has agreed to purchase at a Time of Delivery, the other U.S. Underwriters, in their discretion, may arrange for their purchase of, or for another party or other parties to purchase, such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any U.S. Underwriter the U.S. Underwriters do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the U.S. Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the U.S. Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the U.S. Underwriters that it has so arranged for the purchase of such Shares, the U.S. Underwriters or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectuses that in the opinion of the U.S. Underwriters may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the U.S. Underwriters. The term "U.S. Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting U.S. Underwriter or U.S. Underwriters by the U.S. Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting U.S. Underwriter to purchase the number of Shares which such U.S. Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting U.S. Underwriter to purchase its pro rata share (based on the number of Shares which such U.S. Underwriter agreed to purchase hereunder) of the Shares of such defaulting U.S. Underwriter or U.S. Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting U.S. Underwriter from liability for its default.

      10.  TERMINATION.

         (a) This Agreement may be terminated with respect to the (i) the Firm Shares or (ii) any Optional Shares, in the sole discretion of the U.S. Underwriters, by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the U.S. Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the U.S. Underwriters. If this Agreement is terminated pursuant to this
Section 10(a), the Company will reimburse the U.S. Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares). The Company shall not in any event be liable to any of the U.S. Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting U.S. Underwriter by the U.S. Underwriters and the Company as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting U.S. Underwriters to purchase Shares of a defaulting U.S. Underwriters or U.S. Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the U.S. Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting U.S. Underwriter or the Company except for the expenses to be borne by the Company and the U.S. Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting U.S. Underwriter from liability for its default.

     11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several U.S. Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any U.S. Underwriter or any controlling person referred to in Section 8(f) or the Company or any officer or director or controlling person of the Company referred to in Section 8(f), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the U.S. Underwriters, shall be mailed, delivered by courier or faxed and confirmed in writing to the U.S. Underwriters in care of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716,
Attention: John H. Hill, Jr., with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia, Attention Bruce N. Hawthorne, Esq.; and if sent to the Company, shall be mailed, delivered by courier or faxed and confirmed in writing to the Company at 2153 N.W. 86th Avenue, Miami, Florida 33122, with a copy to Greenberg, Traurig, Hoffman, , Lipoff, Rosen & Quentel, P.A. 1221 Brickell Avenue, Miami, Florida 33131, Attention Paul Berkowitz, Esq. Notices sent by mail shall be effective three days after mailing, but notices otherwise transmitted shall be effective upon receipt.

     13. ACTION BY THE U.S. UNDERWRITERS. Any action under this Agreement taken by Raymond James & Associates, Inc. will be binding upon the U.S. Underwriters.

     14. BINDING EFFECT. This Agreement shall be binding upon, and insure solely to the benefit of, the U.S. Underwriters and the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any U.S. Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law principles of any jurisdiction.

     16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereby by Raymond James & Associates, Inc. on behalf of each of the U.S. Underwriters, this letter will constitute a binding agreement among the U.S. Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the U.S. Underwriters is pursuant to the authority set forth in the Master Agreement among U.S. Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the U.S. Underwriters as to the authority of the signers thereof.

                               Very truly yours,

                               CHS ELECTRONICS, INC.

                               By: __________________________
                                      Name:
                                      Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

RAYMOND JAMES & ASSOCIATES, INC.
MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
CLEARY GULL REILAND & McDEVITT INC.
as Representatives of the several U.S. Underwriters

By:   Raymond James & Associates, Inc.

      By: ________________________________
          Name:

          Title:

                                     ANNEX 1

Each comfort letter delivered pursuant to Section 7(d) shall contain statements to the following effect:

(i) the accountants audited the financial statements included in the registration statement;

(ii) the accountants are independent certified public accountants within the meaning of the Securities Act of 1933 (the "Act");

(iii) the audited financials included in the registration statement comply as to form in all material respects with the accounting requirements of the Act and the rules and regulations thereunder;

(iv) a listing of the procedures followed for any statements that were not audited, including interim financial statements (which should include at a minimum the SAS 71 procedures, reading of the unaudited statements and corporate minutes, and inquiries of company officials);

(v) for such unaudited statements, (a) a statement (or negative assurance) to the effect that no modifications need be made for such financial statements to conform to generally accepted accounting principles and (b) the statement set forth in (iii) above;

(vi) the procedures followed for periods subsequent to the date of the latest audited or unaudited financial statements included in the registration statement (which should include at a minimum a reading of any unaudited financials prepared by the entity for such subsequent periods, such as monthly statements, if any, readings of corporate minutes and inquiries of company officials);

(vii) for such subsequent periods, up until a date 5 or fewer days prior to the date of the prospectus, a statement or negative assurance that there was no change in capital stock, decrease in consolidated assets or increase in debt or stockholders' equity; and

(viii) for financial statements of foreign entities, a statement that the information presented complies with the requirements as to financial statements for foreign businesses included in Regulation S-X.

                            SCHEDULE I

                                                              NO. OF
U.S. UNDERWRITER                                              SHARES
                                                             ---------
Raymond James & Associates, Inc...........................

Montgomery Securities.....................................

J.C. Bradford & Co........................................

Cleary Gull Reiland & McDevitt Inc.  .....................

      Total...............................................   9,000,000
                                                             =========